UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2011
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Adjustment

To better align his base salary with market levels, on March 15, 2011, the Organization and Compensation Committee  (the “Committee”) of the Board of Directors of Progress Energy, Inc. (the “Company”) increased the salary of Mark F. Mulhern, Senior Vice President and Chief Financial Officer, to $495,945 from $450,000. The increase moves Mr. Mulhern's base salary closer to the 50th percentile of the market for the Company's peer group that the Committee uses for benchmarking compensation.

Special Restricted Stock Unit Grants

Also on March 15, 2011, the Committee approved the following discretionary special restricted stock unit grants ("RSUs") to each of the named executive officers as follows:  Mr. Johnson – 10,000 RSUs; Mr. McArthur – 4,000 RSUs; Mr. Mulhern – 4,000 RSUs; Mr. Lyash – 4,000 RSUs; and Mr. Yates – 4,000 RSUs. These RSUs will vest in 2014. The purpose of these grants was to address shortfalls in compensation compared to the Company’s peer group and, for all of the named executives officers other than Mr. Johnson, to provide retention incentives for the pending merger with Duke Energy Corporation. Pursuant to the previously announced merger agreement between Duke Energy Corporation ("Duke Energy") and the Company (the "Merger Agreement"), upon consummation of the merger, the outstanding RSUs will be converted into equity-based awards in respect of a number of shares of Duke Energy common stock equal to the number of shares of Company common stock represented by such award multiplied by the exchange ratio under the Merger Agreement. The vesting of these RSUs will not be accelerated on account of the completion of the merger.

Management Incentive Compensation Plan

Also on March 15, 2011, the Committee increased Mr. Johnson’s target opportunity under the Management Incentive Compensation Plan from 85% to 100% of his base salary for the 2011 plan year. The increase in Mr. Johnson's target opportunity moves him closer to the 50th percentile of the market for the Company's peer group that the Committee uses for benchmarking compensation. No changes were made to the performance measuers.

Supplemental Senior Executive Retirement Plan ("SERP")

On March 16, 2011, the Company’s Board of Directors approved an amendment to the Supplemental Senior Executive Retirement Plan. The SERP was amended to provide that all service with the Company and its affiliates, including Duke Energy and its affiliates, after completion of the merger will be treated as service as a Senior Vice President or above for purposes of meeting the SERP's eligibility requirements. The SERP was also amended to limit participation in the SERP to executives who were members of the Company's Senior Management Committee on January 8, 2011. The amendment, which is effective as of January 8, 2011, is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(d)	EXHIBITS.

10.1	Amendment to the Supplemental Senior Executive Retirement Plan, effective January 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ David B. Fountain
David B. Fountain
Assistant Secretary

Date:  March 21, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to the Supplemental Senior Executive Retirement Plan, effective January 8, 2011.